                                                                    Exhibit 10.3

TEAM COMMUNICATIONS GROUP, INC.                                       SCHEDULE B
--------------------------------------------------------------------------------

SCHEDULE OF DEBT
as of 31-Aug-01

                                       Principal                Net     Unpaid    Unamort
Lender                    Due Date     Balance    Discount    Balance  Interest  Debt Costs     Collateral
------                    --------     -------   ---------    -------  --------  ----------     ----------
Mercantile National
 Bank

  Fixed Asset Loan          Jun-04     729,167                 729,167    4,557           -   All assets

  Line of Credit                     1,000,000               1,000,000        -           -   All assets

Heller Financial                     6,497,110               6,497,110   91,441     281,723   Call of the Wild

N. Kahla                    Mar-98     150,000                 150,000   80,272           -   None

Time - Life                            124,900                 124,900                    -   None

Convertible Notes
 (8 parties)(1)            5/31/02   1,045,000     783,700     261,300   20,900     140,200   All assets after
                                                                                              Mercantile



REFCO Capital
 Markets Ltd
  Equity Line
   of Credit(2)                              -                       -        -

                                  ------------   ---------   ---------  -------   ---------
   Total                             9,546,177     783,700   8,762,477  197,170     421,923
                                  ============   =========   =========  =======   =========

                                              Delinquency
Lender                          Rate             Status        Warrants
------                          ----          ------------   -----------
Mercantile National
 Bank

  Fixed Asset Loan              P+1/4         1 mo Delinq        none

  Line of Credit                 P+1          Not delinquent     none

Heller Financial                8.345%        2 mo Delinq        none

N. Kahla                         17%          Delinquent         none

Time - Life                      P+1          Delinquent         none

Convertible Notes
 (8 parties)(1)           8% nominal before   Not delinquent   2,576,414
                           discount amort
                            (>100% after
                              discount)

REFCO Capital
 Markets Ltd
  Equity Line
   of Credit(2)                  n/a          n/a                750,000


   Total



Notes:
----------

(1) - The convertible notes are convertible into common stock of the Company at 80% of the average market price of the shares. At the current market price of 21(cent), the $1,045,000 would be convertible into approximately 6.22 million shares (approximately 43% of shares outstanding).
        - Unamortized debt costs includes $100,000 of estimated Greenberg Traurig fees that were withheld from financing proceeds.

        - Warrants were issued in two tranches.
                Initial Tranche at issuance of the convertible notes
                  exercisable at $1.56 per share                       1,314,664
                Issued Aug 20, 2001 in conjuncion with receipt of
                  consent to raise additional financing                1,261,750
                In addition, the exercise price for all warrants was reduced by MJS to 50(cent) per share.

(2) - The REFCO Equity Line of Credit provides the Company with the right to sell it's common stock at 85% of the prevailing average market price of the shares. Warrants were exercisable at $1.56 when issued. The exercise price was reduced by MJS to 50(cent) per share.